UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2017

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 400

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 214-574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01                                           Other Events.

On October 27, 2017, Global Power Equipment Group Inc.  (the “Company”) issued a press release announcing that its wholly-owned subsidiary, Williams Industrial Services Group, LLC, through its subsidiary Williams Plant Services, LLC (“Williams”), formed a joint venture with Bechtel Power Corporation (“Bechtel”) to establish Richmond County Constructors, LLC (“RCC”). Williams owns a 25% interest in the profits and losses of RCC.

The Company also announced that effective October 23, 2017, RCC was awarded a contract (the “Construction Subcontract”) to serve as construction subcontractor to Bechtel, the prime construction contractor for the Plant Vogtle Units 3 and 4 nuclear expansion project in Georgia.  RCC will employ construction craft labor for the project.   The Company estimates that the Construction Subcontract will generate revenue for RCC of approximately $2 billion over the Construction Subcontract’s expected four-year term.

The payment structure under the Construction Subcontract provides for cost reimbursement on craft labor, a base fee and at-risk fees which are subject to adjustment based on RCC’s performance against cost and schedule targets.  Williams and Bechtel will both provide supervision for the construction craft labor, and may provide other support services under contract to RCC. Williams has also contracted with RCC to provide payroll services.

The margins earned on the base fee payable under the Construction Subcontract are at a discount to the allowed margins for the prime contractor and are lower than typical margins earned by Williams. The at-risk fee payable to RCC may become payable based on meeting certain cost and time-schedule targets, but will only be payable at the end of the term of the Construction Subcontract.  Revenue from the support services will be paid as earned and is expected to result in margins typically earned by Williams.

The Construction Subcontract may be terminated by Bechtel at any time for convenience, provided that Bechtel will be required to pay amounts related to work performed prior to the termination and certain termination-related costs.  In certain circumstances Bechtel also has the right to reduce Williams’ interest in the profits and losses of RCC to 15%.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01                                           Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release, dated October 27, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2017

Global Power Equipment Group Inc.

	By:	/s/ Charles E. Wheelock
Charles E. Wheelock
Vice President, Administration, General Counsel, & Secretary